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                                EXHIBIT 10(iii)24)

            CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                   MANAGEMENT INCENTIVE PROGRAM


    WHEREAS, effective with the fiscal year beginning
January 1, 1991, the Company established a Management Incentive
Program ("MIP") as part of the Company's Savings Incentive Plan
("SIP"); and

    WHEREAS, effective April 1, 1994, the MIP was amended and restated; and

    WHEREAS, the Company proposes to amend and restate the MIP by this instrument;

    NOW, THEREFORE, the Company hereby amends the MIP, effective as of August 1, 1997, to read as amended as follows:

I.  General
         The MIP shall be a cash bonus program ("Incentive Award") based on meeting an "Incentive Goal" (as described below). The MIP's purpose is to provide an added incentive to management employees for meeting or exceeding the Company's commitments to its customers, shareholders and employees.

II. Eligibility

         All management employees are eligible to receive an Incentive Award except (i) the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer and any other officer(s) which the Chairman shall determine from time to time, (ii) temporary employees and (iii) those employees whose employment is terminated in a year in which an Incentive Award is made unless such termination is a retirement.

III.     Incentive Goal

         The Incentive Goal will, to the extent possible, be established during the first quarter of each year by the Board of Directors and thereafter announced to the Company's management employees. The Incentive Goal currently in effect shall be attached hereto as Exhibit A.

IV. Incentive Award

         After the audited financial results of the Company for a fiscal year ("Fiscal Year") have been made public, the Board of Directors of the Company shall determine whether or not the Incentive Goal has been met for the Fiscal Year, which determination shall be final. The method for determining the amount of the Incentive Award currently in effect shall be set forth in Exhibit A.

         If the Incentive Goal for the Fiscal Year has been met, the Incentive Award shall be paid (subject to applicable payroll taxes) to those management employees determined to be eligible pursuant to Paragraph II hereof as soon as practicable after such determination by the Board of Directors. The aggregate of the Incentive Award will be allocated among and be paid to each such eligible management employee in the same proportion that each such employee's base compensation for the Fiscal Year bears to base compensation paid to all such eligible management employees for that Fiscal Year.

         IN WITNESS WHEREOF, the undersigned Chairman of the Board and Chief Executive Officer of Central Hudson Gas &
Electric Corporation has signed this instrument this 25th day of July, 1997 as duly authorized by resolution of the Board of Directors.


                                  (SGD.) JOHN E. MACK, III
                                         JOHN E. MACK, III
                                    Chairman of the Board and
                                     Chief Executive Officer


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     EXHIBIT A - Incentive Goal and Award Currently in Effect

I.  Incentive Goal

         The Company must, for fiscal year 1997, achieve its Customer Satisfaction Index Goal AND exceed the weighted average rate of return on the Company's common equity then authorized by the New York State Public Service Commission with respect to the Company's electric and gas departments ("ROE").(1)

         With respect to the Company's Customer Satisfaction Index ("CSI"), the Company's Goal, for fiscal year 1997, is to achieve a cumulative average of 28.3% of customers responding to the Company's "How did we do?" survey who indicate they are highly satisfied with the Company's service.

(1) In the event a new rate of return becomes effective during 1997, a rate of return shall be developed for the Incentive
    Goal for 1997 using a weighted average of both the prior and new rates of return.

II. Incentive Award

         The Incentive Award shall be determined as follows:

              $15,000 for each .01% by which the Company's ROE is exceeded, provided that the excess is equal to or greater than 0.1%. Such payment shall not exceed 2% of base payroll for eligible employees.


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